Consent of Independent Registered Public Accounting Firm

-----------------------------------------------------------------------

The board and shareholders
RiverSource Special Tax-Exempt Series Trust:
     RiverSource Massachusetts Tax-Exempt Fund
     RiverSource Michigan Tax-Exempt Fund
     RiverSource Minnesota Tax-Exempt Fund
     RiverSource New York Tax-Exempt Fund
     RiverSource Ohio Tax-Exempt Fund

We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the
Registration Statement.

                                                    /s/ KPMG LLP
                                                    ------------
                                                        KPMG LLP


Minneapolis, Minnesota
October 25, 2006